UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2008

SENTRY PETROLEUM LTD.

(Exact name of registrant as specified in charter)

Nevada	20-4475552
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5190 Neil Road, Suite 430, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 680-7649

N/A

(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2008, Dr. Raj Rajeswaran, President of Sentry Petroleum was appointed Chief Executive Office of the Company. Mr. Hart, will assume the roles and responsibilities for the Company's fall exploration program on ATPs #862, #864, #865, and #866 in the Adavale Basin in Queensland Australia and the Company's Sherwood Park Project.

Item 7.01 Regulation FD Disclosure.

On August 1, 2008 the Company issued a press release announcing that it has signed a conditional agreement to acquire Authorities to Prospect #862, #864 and #866 and rights to all conventional oil and gas deposits giving the company an unprecedented land position in the commercially proven Adavale Basin in Australia.

Item 9.01 Financial Statements and Exhibits

c) Exhibits

The following exhibits are furnished with this Form 8-K:
99.1 Press Release dated August 1, 2008: SENTRY PETROLEUM SIGNS CONDITIONAL AGREEMENT TO ACQUIRE LARGEST LAND HOLDINGS IN COMMERCIALLY PROVEN OIL AND GAS BASIN.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SENTRY PETROLEUM LTD.

Signature	Title	Date

DR. RAJ RAJESWARAN Dr. Raj Rajeswaran	President, Chief Executive Officer, and Director	August 1, 2008